UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2018

Professional Diversity Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 16, 2018, the Company received a letter from Nasdaq stating that the Company no longer complies with the Nasdaq Listing Rules for continued listing because independent directors Lee Hillman, Tammy Huang, and David Schramm transitioned off of the Company’s Board, effective December 31, 2017, and consequently the Company does not comply with Nasdaq’s Majority Independent Board requirement under the Listing Rules. The letter also stated that the Company has 45 calendar days to submit a plan to regain compliance.

As disclosed under Item 5.02 hereof, the Company had appointed Mr. Xin (Adam) He and Mr. Michael D. Belsky to the Board, and the Company is actively looking to fill the third vacancy as soon as possible. The Company expects to regain compliance with Nasdaq’s Majority Independent Board requirement within the time frame prescribed by Nasdaq.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2018, the Company issued a press release announcing the appointment of Mr. Xin (Adam) He and Mr. Michael D. Belsky to its Board. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Mr. Xin (Adam) He, 45, has served as Chief Financial Officer of Wanda America Investment Holding Co. since May 2012. Mr. He served as the Interim CFO of the Company between January 2017 and March 2017.

Michael D. Belsky, 57, is the Executive Director of the Center for Municipal Finance at The University of Chicago Harris School of Public Policy.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release issued by Professional Diversity Network, Inc. on January 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2018	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Jiangping Xiao
Jiangping Xiao
Chief Financial Officer